Exhibit 10.18 - Asset Purchase Agreement between us and J&S Overseas Holdings


               AGREEMENT TO SELL URL (Universal Resource Locator)


        Agreement made this 10th day of July, 1999 by and between J&S Overseas Holdings, of Grand Cayman, Cayman Islands (hereinafter referred to as "Seller") and Power Direct, Inc. of Delaware, USA (hereinafter referred to as the "Buyer").

        Whereas the Seller desires to sell and the buyer desires to buy the three (3) assets known as the URL (Universal Resource Locator) registered as "SuperStakes.com", "SuperCardStakes.com" and "ChinaStakes.net", the parties hereto agree and covenant as follows:

        The total purchase price for the URL is two hundred thousand (US$200,000.00) dollars in US currency and seven hundred fifty thousand (750,000) shares of Power Direct, Inc.'s restricted (rule 144) common stock.

        The shares are to be delivered at the time of the passing ownership papers of the URL's to the Buyer by the Seller.

        The property to be sold hereunder shall be conveyed by a standard Bill of Sale, duly executed by the Seller.

        The Seller promises and agrees to convey good, clear, and marketable title to all the property to be sold hereunder, the same to be free and clear of all liens and encumbrances.

        Consummation of the sale, with payment by the Buyer of total purchase price and the delivery by the Seller of a Bill of Sale, will take place on or before November 10th, 1999.

        All of the terms, representations and warranties shall survive the closing. This Agreement shall bind and inure to the benefit of the Seller and Buyer and their respective heirs, executors, administrators, successors and assigns.

        If this Agreement shall contain any term or provision which shall be invalid or against public policy or if the application of same is invalid or against public policy, then, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate on July 10th, 1999.


/s/ Kevin Gunther                          /s/ Jack Sha
___________________________________        ______________________________
    SELLER                                     BUYER
    Brott Limited                              Jack Sha
    for J&S Overseas Holdings                  President
                                               Power Direct, Inc.